                                                                    EXHIBIT m(4)

                                 AMENDMENT NO. 1
                                DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
                                (CLASS B SHARES)



         The Distribution Plan (the "Plan"), dated as of May 29, 1998, pursuant to Rule 12b-1 of AIM Growth Series, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                                DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
                                (CLASS B SHARES)

                                                    Maximum              Maximum              Maximum
                                                  Asset-Based          Service Fee         Aggregate Fee
Fund                                             Sales Charge

AIM Basic Value Fund                                 0.75%               0.25%                 1.00%

AIM Europe Growth Fund                               0.75%               0.25%                 1.00%

AIM Japan Growth Fund                                0.75%               0.25%                 1.00%

AIM Mid Cap Equity Fund                              0.75%               0.25%                 1.00%

AIM New Pacific Growth Fund                          0.75%               0.25%                 1.00%

AIM Small Cap Growth Fund                            0.75%               0.25%                1.00%"


     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: March 18, 1999


                                          AIM GROWTH SERIES
                                          (on behalf of its Class B Shares)



Attest: /s/ KATHLEEN J. PFLUEGER          By: /s/ ROBERT H. GRAHAM
       -------------------------------       -------------------------------
           Assistant Secretary                       President